Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Victor Industries, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated May 25, 2001, with respect to the financial statements of Victor Industries, Inc. included in their annual report on Form 10-KSB filed on May 25, 2001 with the Securities Exchange Commission, and incorporated by reference into this Registrations Statement on Form S-8.




/s/  David I. Tow CPA
---------------------
David I. Tow CPA



November  ____,  2001


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